Exhibit 2.22

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 24, 2006, is by and among BARR LABORATORIES, INC., a Delaware corporation (the “Company”), certain Foreign Subsidiaries of the Company party hereto pursuant to Section 2.14 of the hereinafter defined Existing Credit Agreement (each a “Designated Foreign Borrower”; and together with the Company, the “Borrowers” and, each a “Borrower”), Barr Pharmaceuticals, Inc., a Delaware corporation (the “Parent”) as a guarantor along with certain Subsidiaries of the Parent (individually a “Guarantor” and collectively the “Guarantors”) the Lenders party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”) and as Swing Line Lender and L/C Issuer. Terms used but not otherwise defined herein shall have the meanings provided in the Existing Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have entered into that certain Credit Agreement dated as of July 21, 2006, which includes a revolving facility (as amended, modified, extended, renewed, restated, replaced or increased from time to time, prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrowers have requested, and the Lenders have agreed, to amend the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Existing Credit Agreement” means the existing Credit Agreement as amended hereby.

“First Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1 Designation of Agent Roles.

(a) Banc of America Securities LLC is hereby designated as Joint Lead Arranger and Joint Book Manager.

(b) Credit Suisse Securities (USA) LLC is hereby designated as Syndication Agent, Joint Lead Arranger and Joint Book Manager under the Existing Credit Agreement.

(c) Citibank N.A., Fortis Capital Corp. and Sumitomo Mitsui Banking Corporation, New York are hereby designated as Co-Documentation Agents under the Existing Credit Agreement.

(d) ABN AMRO Bank, N.V., The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and The Bank of Nova Scotia are hereby designated as Senior Managing Agents under the Existing Credit Agreement.

SUBPART 2.2 Patriot Act. Section 2.14(a) in the Existing Credit Agreement is hereby amended by adding the following immediately after the first occurrence of the word “information” in such section:

(including, without limitation, receipt by the Lenders at least five (5) Business Days prior to such effective date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) as amended)))

SUBPART 2.3 Use of Proceeds. Section 6.10 of the Existing Credit Agreement is hereby amended by deleting the reference to “(other than the Target Acquisition)” therein.

SUBPART 2.4 Application of Funds to Swap Providers. Section 8.03 of the Existing Credit Agreement is hereby amended to amend and restate the “Third” and “Fourth” clauses of such section in their entirety to read as follows:

8.03 Application of Funds.

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Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, interest on the Loans, L/C Borrowings and other Obligations and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 7.02(m), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 7.02(m), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

SUBPART 2.5 Disproportionate Assignments. Section 10.06(b)(ii) of the Existing Credit Agreement is hereby amended by deleting the text of such section and replacing it with “[Reserved].”

SUBPART 2.6 Assignment Fee. The following new Section 8 is hereby added to Exhibit 10.06 to the Existing Credit Agreement:

“8. Assignment Fee: The Administrative Agent shall be paid the Assignment Fee as set forth in Addendum I hereto.”

SUBPART 2.7 Addendum I to Exhibit 10.06. Addendum I to this Amendment is hereby added as Addendum I to Exhibit 10.06 to the Existing Credit Agreement.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 First Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “First Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantor, each of the Lenders and the Administrative Agent.

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SUBPART 3.3 Fees and Expenses. The Administrative Agent shall have received from the Borrower all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

PART 4

MISCELLANEOUS

SUBPART 4.1 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.2 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.3 References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 4.4 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy, facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.5 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 4.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.7 General. Except as amended hereby, the Existing Credit Agreement and all other Loan Documents shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	BARR LABORATORIES, INC.,
a Delaware corporation

	By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	President and COO

DOMESTIC GUARANTORS:	BARR PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	President and COO

BARR DISTRIBUTION COMPANY,
a Delaware corporation

	By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	President

DURAMED PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ Fred Wilkinson
	Name:	Fred Wilkinson
	Title:	President

First Amendment to Term Loan and Revolving Credit Facility

ADMINISTRATIVE AGENT
AND LENDERS:	BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

First Amendment to Term Loan and Revolving Credit Facility

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

First Amendment to Term Loan and Revolving Credit Facility

CITIBANK N.A., as a Lender

By:
Name:
Title:

First Amendment to Term Loan and Revolving Credit Facility

FORTIS CAPITAL CORP., as a Lender

By:
Name:
Title:

First Amendment to Term Loan and Revolving Credit Facility

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK, as a Lender

By:
Name:
Title:

First Amendment to Term Loan and Revolving Credit Facility

ABN AMRO BANK, N.V., as a Lender

By:
Name:
Title:

First Amendment to Term Loan and Revolving Credit Facility

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Lender

By:
Name:
Title:

First Amendment to Term Loan and Revolving Credit Facility

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

First Amendment to Term Loan and Revolving Credit Facility